EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of Republic Services, Inc. of our reports dated March 2, 2009, with respect to the consolidated financial statements and schedule of Republic Services, Inc. and the effectiveness of internal control over financial reporting of Republic Services, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2008:

Form S-8	No. 333-81801	Republic Services 401(k) Plan
Form S-8	No. 333-78125	1998 Stock Incentive Plan
Form S-8	No. 333-45542	Republic Services, Inc. Amended and Restated Employee Stock Purchase Plan
Form S-8	No. 333-104048	Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan
Form S-8	No. 333-150943	Republic Services, Inc. 2007 Stock Incentive Plan
Form S-8	No. 333-156070	Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 2, 2009